UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35898 (Commission File Number)	27-4749725 (I.R.S. Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York (Address of Principal Executive Offices)	10014 (Zip Code)

Registrant's telephone number, including area code: Tel: (212) 261-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC
Warrants, each to purchase one share of Common Stock at an exercise price of $11.50	LINDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other information.

On July 9, 2019, Lindblad Expeditions Holdings, Inc. (the "Company") issued a press release announcing that the Registration Statement on Form S-4/A (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") on June 28, 2019 was declared effective on July 9, 2019. The Registration Statement registers common stock ("Common Stock") of the Company issuable as part of the Company's previously announced offer to each holder of its public, sponsor and conversion warrants entitled to purchase one share of Common Stock for a purchase price of $11.50 (the "Warrants") to receive 0.385 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the exchange offer (the "Exchange Offer"). The Registration Statement also solicits consents from holders of the Warrants to amend the warrant agreement that governs all of the Warrants to permit the Company to require that each outstanding Warrant be converted into 0.36575 shares of Common Stock, which is a ratio 5% less than the ratio applicable to the Exchange Offer, which amendment would be adopted with the approval of at least a majority of the outstanding Warrants. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby furnished.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC.

Date: July 9, 2019	By:	/s/ Craig I. Felenstein
Craig I. Felenstein
Chief Financial Officer